                                                                   EXHIBIT 10.1






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                         SECURITIES PURCHASE AGREEMENT

                                 BY AND AMONG

                             HANOVER DIRECT, INC.

                                      AND

                            RICHEMONT FINANCE S.A.





                          Dated as of August 23, 2000



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


                                  TABLE OF CONTENTS
        1.     Authorization of Shares............................................1

        2.     Sale and Purchase of the Shares....................................1

        3.     Closing............................................................2

        4.     Representations and Warranties of the Purchaser....................2
               4.1    Organization................................................2
               4.2    Authorization; Enforcement..................................2
               4.3    Brokers.....................................................2
               4.4    Unregistered Securities.....................................3
               4.5    Acquisition for Own Account.................................3
               4.6    Ability to Protect Its Own Interests and
                      Bear Economic Risks.........................................3
               4.7    Accredited Investor.........................................3
               4.8    Access to Information.......................................3
               4.9    Consents....................................................4
               4.10   Approvals...................................................4

        5.     Representations and Warranties of the Company......................4
               5.1    Capitalization..............................................4
               5.2    Due Issuance and Authorization of Capital Stock.............5
               5.3    Organization................................................5
               5.4    Subsidiaries................................................6
               5.5    Consents....................................................7
               5.6    Title to Property and Assets................................7
               5.7    SEC Documents...............................................7
               5.8    Authorization; Enforcement..................................8
               5.9    Issuance of Securities......................................9
               5.10   No Conflicts................................................9
               5.11   Intellectual Property......................................10
               5.12   Foreign Corrupt Practices Act..............................11
               5.13   Material Contracts.........................................11
               5.14   Right of First Refusal; Stockholders' Agreement;
                      Voting and Registration Rights.............................12
               5.15    Form S-3 Eligibility......................................12
               5.16   Previous Issuances Exempt..................................12

                                                                               Page
                                                                               ----

               5.17   No Integrated Offering.....................................13
               5.18   Absence of Certain Developments............................13
               5.19   No Undisclosed Liabilities, Events,
                      Developments or Circumstances..............................14
               5.20   Litigation.................................................14
               5.21   Compliance with Laws.......................................15
               5.22   Taxes......................................................15
               5.23   Employee Relations.........................................15
               5.24   Acknowledgment Regarding Securities........................16
               5.25   Brokers....................................................17
               5.26   Environmental Matters......................................17
               5.27   Related-Party Transactions.................................17
               5.28   Insurance..................................................18
               5.29   Acknowledgment Regarding the
                      Purchaser's Purchase of the Securities.....................18
               5.30   Disclosure.................................................18
               5.31   Corporate Records..........................................19
               5.32   Approvals..................................................19
               5.33   Internal Accounting Controls...............................19
               5.34   Transactions With Affiliates...............................19
        6.     Conditions of Parties' Obligations................................20
               6.1    Conditions of the Purchaser's Obligations..................20
               6.2    Conditions of Each Party's Obligations.....................23
        7.     Covenants of the Company..........................................23
               7.1    Maintain Corporate Rights and Facilities...................23
               7.2    Maintain Insurance.........................................23
               7.3    Information Rights.........................................23
               7.4    Notice of Litigation, Disputes and Adverse Changes;
                      Other Information..........................................25
               7.5    Internal Accounting Controls...............................25
               7.6    Conduct of Business........................................25
               7.7    Compliance with Certificate of Incorporation
                      and By-laws................................................26
               7.8    Use of Proceeds............................................26
               7.9    Advice of Changes; Filings.................................26
               7.10   Withholding Taxes..........................................26


        8.     Indemnification.....................................................27

        9.     Restrictive Legend..................................................27

        10.    Registration, Transfer and Substitution of Certificates for Shares..27
               10.1   Stock Register; Ownership of Securities......................27
               10.2   Replacement of Certificates..................................28

        11.    Definitions.........................................................28

        12.    Enforcement.........................................................31
               12.1   Remedies at Law or in Equity.................................31
               12.2   Cumulative Remedies..........................................32

        13.    Miscellaneous.......................................................32
               13.1   Waivers and Amendments.......................................32
               13.2   Notices......................................................33
               13.3   Termination of Agreement.....................................34
               13.4   Survival of Representations and Warranties, etc..............35
               13.5   No Implied Waivers...........................................35
               13.6   Successors and Assigns.......................................35
               13.7   Headings.....................................................35
               13.8   Governing Law................................................35
               13.9   Termination of the Richemont Debt Facilities.................35
               13.10  Jurisdiction.................................................36
               13.11  Waiver of Jury Trial.........................................36
               13.12  Counterparts; Effectiveness..................................36
               13.13  Severability.................................................36
               13.14  Best Efforts.................................................37
               13.15  Remedies.....................................................37
               13.16  Payment Set Aside............................................37

                                  LIST OF EXHIBITS
EXHIBIT A      Form of Certificate of Designations of Series A Cumulative
               Participating Preferred Stock

EXHIBIT B      Form of Registration Rights Agreement

                          SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 23rd day of August, 2000 by and among Hanover Direct, Inc., a Delaware corporation (the "Company"), and Richemont Finance S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "Purchaser"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 of this Agreement.

                                 W I T N E S S E T H

        WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as hereinafter defined) in accordance with the terms and provisions of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

        1. Authorization of Shares. The Company has authorized the issuance and sale of 1,400,000 shares (the "Shares") of its Series A Cumulative Participating Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"). The Series A Preferred Stock will have the rights, preferences and privileges set forth in the form of Certificate of Designations, Powers, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designations"). The Shares together with the Additional Securities are sometimes referred to herein as the "Securities".

        2. Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as hereinafter defined), the Shares for an aggregate purchase price of $70,000,000 (the "Purchase Price").

        3. Closing. The closing of the sale to, and purchase by, the Purchaser of the Shares (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on the third business day after the satisfaction or waiver of all of the conditions set forth in Section 6 hereof or at such other time (but not later than September 22, 2000) and place as the Company and the Purchaser may agree (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser one or more certificates evidencing the Shares (in such denominations as shall be specified in writing by the Purchaser) which shall be registered in the Purchaser's name or its designee, against delivery to the Company of the Purchase Price payable by wire transfer of immediately available funds to an account that the Company will designate in writing to the Purchaser at least two Business Days prior to the Closing Date.

        4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

               4.1 Organization. The Purchaser has all requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

               4.2 Authorization; Enforcement. The execution, delivery and performance by the Purchaser of this Agreement, and the other documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser and no further consent or authorization therefor is presently required by the Purchaser, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

               4.3 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution, delivery or performance of this Agreement.

               4.4 Unregistered Securities. The Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificates evidencing the Securities shall bear a legend to that effect.

               4.5 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

               4.6 Ability to Protect Its Own Interests and Bear Economic Risks. By reason of the business and financial experience of its management and the relationship of its affiliates with the Company including the service of their designees on the Company's board of directors, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser further represents that the Purchaser is able to bear the economic risk of an investment in the Securities, and has an adequate income independent of any income produced from an investment in the Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.

               4.7 Accredited Investor. It is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

               4.8 Access to Information. The Purchaser has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

               4.9 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Purchaser, nor the consummation by it of the obligations and transactions contemplated hereby or thereby, requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other person.

               4.10 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

        5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

               5.1 Capitalization. (a) The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.66-2/3 per share (the "Common Stock"); 12,270,503 shares of Class B Common Stock, par value $0.01 per share; 40,000 shares of Class B 8% Cumulative Preferred Stock, par value $0.01 per share and stated value of $1,000 per share; 861,900 shares of 7.5% Cumulative Convertible Preferred Stock, par value $0.01 and stated value of $20.00 per share; and 5,000,000 shares of Additional Preferred Stock, par value $0.01 per share, including 634,900 shares of Series B Convertible Additional Preferred Stock, par value $0.01 per share and stated value $10.00 per share, and, upon filing of the Certificate of Designations, the Series A Preferred Stock. As of August 3, 2000, there are outstanding 213,772,980 shares of Common Stock and 652,552 shares of Common Stock held in the Company's treasury. The Company has no other shares of capital stock authorized, issued or outstanding.

               (b) Except as set forth on Schedule 5.1, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

               5.2 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.2, no shares of capital stock of the Company are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances"). The sale and delivery of the Shares to the Purchaser pursuant to the terms hereof and the issuance of the Additional Securities (as defined in the Certificate of Designations) in accordance therewith will vest in the Purchaser legal and valid title to such securities, free and clear of all Encumbrances. Assuming the accuracy of the Purchaser's representations and warranties in Article 4 hereof, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

               5.3 Organization. The Company was incorporated in the State of Delaware on April 15, 1993. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below), (c) has its principal place of business and chief executive office at 1500 Harbor Boulevard, Weehawken, New Jersey 07087 and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse Effect" means any (i) adverse effect on the issuance, validity or rights of the holders of any of the Securities, (ii) adverse effect on the ability of the Company to perform its obligations under, this Agreement, the Certificate of Designations or the Registration Rights Agreement (collectively, the "Transaction Documents"), or (iii) any material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, or operations of the Company and the Subsidiaries, taken as a whole.

               5.4 Subsidiaries. (a) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 5.4(a), all of the outstanding shares of capital stock or membership interests of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any liens, claims or Encumbrances (except for Encumbrances in favor of Congress Financial Corporation pursuant to the Congress Facility) and not subject to any option or right to purchase any such shares. Except as set forth on Schedule 5.4(a) the Company has no other equity interest in any corporation, partnership, joint venture, limited liability company or other person or entity.

               (b) Except as set forth on Schedule 5.4(b), there are (i) no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of the Subsidiaries (whether from the Company, the Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of the Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or membership interests of any Subsidiary, nor are any such issuances or arrangements contemplated, and (iii) no obligations (contingent or otherwise) of any Subsidiary to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

               5.5 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities), requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other person, other than (a) the filings under applicable securities laws required to comply with the Company's registration obligations under the Registration Rights Agreement, (b) the filing of the Certificate of Designations with the Secretary of State of Delaware and (c) a notice to and consent of Congress Financial Corporation pursuant to the Congress Facility (which has been made and obtained).

               5.6 Title to Property and Assets. Except as set forth in the SEC Documents filed at least 180 days prior to the date hereof, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Encumbrances and defects except for taxes and assessments not yet due and payable and Encumbrances of Congress Financial Corporation pursuant to the Congress Facility or such others as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Except as set forth in the SEC Documents filed at least 180 days prior to the date hereof, any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or any of its Subsidiaries.

               5.7 SEC Documents. Since January 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after January 1, 1995, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

               5.8 Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) except for the filing of the Certificate of Designations. The execution, delivery and performance by the Company of each of this Agreement and the Registration Rights Agreement, the execution and filing of the Certificate of Designations, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization therefor is presently required by the Company, its Board of Directors or its shareholders. The Company has taken all actions under its certificate of incorporation ("Certificate of Incorporation") and its by-laws ("By-laws") as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated except for the filing of the Certificate of Designations.

               This Agreement and each other Transaction Document have been duly and validly executed and delivered, and the Certificate of Designations has been or before the Closing will be duly filed, by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               5.9 Issuance of Securities. The Securities have been duly authorized and upon such issuance in accordance with the terms of this Agreement and the Certificate of Designations, all such Securities will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

               5.10 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, the execution and filing of the Certificate of Designations, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Series A Preferred Stock (including the Additional Securities)) by the Company will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party listed on Schedule 5.13, (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any material property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their material assets. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, certificate of formation, articles of organization, limited liability company agreement, partnership agreement or by-laws (as applicable in each case), and, except as set forth on Schedule 5.10, neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument listed on Schedule 5.13, to which the Company or any Subsidiary is a party. The business of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 5.10, the Company is not in violation of the qualification or maintenance requirements of the American Stock Exchange and, to its knowledge, is not subject to any threat of a proceeding or any proceeding to disqualify the Common Stock from qualification to trade on the American Stock Exchange.

               5.11 Intellectual Property. Except as set forth on Schedule 5.11, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property") necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individual or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 5.11, or in the SEC Documents filed at least 180 days prior to the date hereof, none of the Company's or its Subsidiaries' trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses (other than licenses for commercially available software), approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 5.11, the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets by others and, except as set forth on Schedule 5.11, or in the SEC Documents filed at least 180 days prior to the date hereof, there is no claim, action or proceeding being made or brought against, or, to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its or their trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and, except as set forth in the SEC Documents filed at least 180 days prior to the date hereof, neither the Company nor its Subsidiaries are aware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 5.11, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

               5.12 Foreign Corrupt Practices Act. To the Company's knowledge, neither the Company nor any Subsidiary, director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other person or entity, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. To the Company's knowledge, neither the Company, any Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

               5.13 Material Contracts. To the Company's knowledge, there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any person, or any combination thereof, would constitute a breach, violation or default by the Company or its Subsidiary, as the case may be, under any contract listed on Schedule 5.13 or, to the knowledge of the Company or its Subsidiary, as the case may be, by any other person to any such contract. Schedule 5.13 sets forth a true, accurate and complete list of all material contracts, instruments or agreements of the Company and its Subsidiaries taken as a whole. Except as set forth in the SEC Documents filed within 180 days of the date hereof, neither the Company nor any Subsidiary has been notified that any party to any contract listed on Schedule
5.13 intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's executive officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's executive officers has or is expected to have a Material Adverse Effect.

               5.14 Right of First Refusal; Stockholders' Agreement; Voting and Registration Rights. No party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. There are no provisions of the Certificate of Incorporation or the By-laws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) except as set forth on
Schedule 5.14, would adversely affect the Company's or the Purchaser's right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or (e) except as set forth on
Schedule 5.14, entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other person as a director of the Company in each case, except as provided for in or contemplated by this Agreement.

               5.15 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, except as contemplated by the Registration Rights Agreement, there exists no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Securities in accordance with the terms of the Registration Rights Agreement. Except as disclosed on Schedule 5.15, or in the SEC Documents filed within 180 days of the date hereof, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities.

               5.16 Previous Issuances Exempt. All shares of capital stock and other securities issued by the Company prior to the Closing Date have been issued in transactions registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing Date. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of the Company's capital stock has any rescission or pre-emptive rights.

               5.17 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Sections 710 to 713 of the American Stock Exchange LLC Listing Standards, Policies and Requirements or any other similar rule or provision.

               5.18  Absence of Certain Developments. Except as set forth on
Schedule 5.18, or in the SEC Documents filed within 180 days of the date hereof, since December 26, 1999, neither the Company nor its Subsidiaries have suffered any change or development which has had a Material Adverse Effect. Since December 26, 1999, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) except as set forth on Schedule 5.18, sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) except as set forth on Schedule 5.18, terminated or amended in any material respect any contract or lease to which the Company or any of its Subsidiaries is a party or to which it is bound or to which its properties are subject listed on Schedule 5.13, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) except as set forth on
Schedule 5.18 made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (e) except as set forth on Schedule 5.18, incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances and Encumbrances to Congress Financial Corpora-tion pursuant to the Congress Facility) on its assets, (g) except as set forth on Schedule 5.18, or in the SEC Documents filed within 180 days of the date hereof, increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of its Subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) except as set forth on Schedule 5.18, or in the SEC Documents filed within 180 days of the date hereof, made or obligated itself to make any capital expenditures in excess of $15 million individually or in the aggregate, (j) except as set forth on Schedule 5.18, or in the SEC Documents filed within 180 days of the date hereof, entered into any contract or other agreement requiring the Company or a Subsidiary to make payments in excess of $10 million per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices,
(k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Common Stock, or (l) except as set forth on Schedule 5.18, entered into any agreement to do any of the foregoing.

               5.19 No Undisclosed Liabilities, Events, Developments or Circumstances. Except for the issuance of the Series A Preferred Stock contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or, except as set forth on Schedule 5.19, is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

               5.20 Litigation. Except as set forth on Schedule 5.20, as of the date hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the American Stock Exchange, pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company, any Subsidiary, or their respective properties or their respective directors or officers in their capacities as such. To the knowledge of the Company, except as set forth on Schedule 5.20, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any Subsidiary, could have a

Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. To the knowledge of the Company, based solely on information provided to the Company in Directors & Officers questionnaires, none of the directors or executive officers of the Company have been involved in securities related litigation during the past five years.

               5.21 Compliance with Laws. Except as set forth on Schedule 5.21, or in the SEC Documents filed within 180 days of the date hereof, neither the Company nor any Subsidiary has received notification from any Governmental Entity (a) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

               5.22 Taxes. The Company and each Subsidiary has made or filed all federal and all state, local and foreign income tax returns required to be filed with respect to the Company and each Subsidiary in a timely manner (taking into account all extensions of due dates). The Company and each Subsidiary has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the executive officers of the Company know of no basis for any such claim. Neither the Company nor any Subsidiary has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's or any Subsidiary's tax returns has been or is being audited by any taxing authority.

               5.23  Employee Relations.

               (a) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on Schedule 5.23. Except as set forth on Schedule 5.23(a), no Employee Benefit Plans are or were collectively bargained for or have terms requiring assumption or any guarantee by the Purchaser.

               (b) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any Employee Benefit Plan. The Company has timely filed all documents and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plan.

               (c) Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on
Schedule 5.23(c), or in the SEC Documents filed within 180 days of the date hereof, none of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth in the SEC Documents filed within 180 days of the date hereof, no executive officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               5.24 Acknowledgment Regarding Securities. The Company's Board of Directors has determined in its good faith business judgment that the issuance of the Series A Preferred Stock hereunder is in the best interests of the Company and its stockholders (other than the Purchaser). The Company's Board of Directors has approved the terms of this Agreement, the Certificate of Designations and the transactions contemplated hereby and thereby. There are no adjustments, Encumbrances or rights that would be triggered by the issuance of the Securities pursuant to agreements between the Company or any Subsidiary and any lender or holder of an equity interest or other securities of the Company or any Subsidiary.

               5.25 Brokers. There is no broker, investment banker, finder, financial advisor or other person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission for which the Company is liable in connection with the transactions contemplated by this Agreement, except for Bear Stearns & Co., Inc.

               5.26 Environmental Matters. Except as set forth on Schedule 5.26, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

               5.27  Related-Party Transactions. Except as set forth on
Schedule 5.27 hereto, no employee, officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on
Schedule 5.27 hereto, or in the SEC Documents filed within 180 days of the date hereof, to the knowledge of the Company, as of the date hereof, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 5% of the outstanding capital stock of publicly traded companies that may compete with the Company. As of the date hereof, except as set forth on Schedule 5.27 hereto no director, executive officer or greater than 5% stockholder of the Company and no member of the immediate family of any executive officer, director or greater than 5% stockholder of the Company is directly or indirectly interested in any material contract with the Company.

               5.28 Insurance. Schedule 5.28 sets forth a summary of all the fire, casualty, product liability and other insurance policies, that the Company and each Subsidiary have in force. No default or event has occurred that could give rise to a default under any of the Company's insurance policies. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

               5.29 Acknowledgment Regarding the Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" with respect thereto and that, except for the representations and warranties of the Purchaser under this Agreement, any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

               5.30 Disclosure. (a) No representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement by the Company contained in any certificate or schedule furnished or to be furnished at the Closing to the Purchaser pursuant to this Agreement, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein in light of the circumstances under which they were made, not misleading.

               (b) All information relating to or concerning the Company and the Subsidiaries set forth in this Agreement, including, without limitation, in the Schedules hereto, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

               5.31 Corporate Records. Copies of the respective certificates of incorporation or equivalent documents of the Company and its Subsidiaries, each certified by the Secretary of State of the State of incorporation of each such corporation, and of the by-laws or equivalent documents of the Company and its Subsidiaries, certified by the Secretary of each such corporation, herewith delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and by-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws. The corporate records of the Company and to the knowledge of the Company of each Subsidiary are correct and complete in all material respects.

               5.32 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, except as provided in Section 5.5 hereof.

               5.33 Internal Accounting Controls. The Company maintains a system of internal accounting controls administered in accordance with Section 13(b)(2) of the Exchange Act.

               5.34  Transactions With Affiliates. Except as set forth on
Schedule 5.34 or in the SEC Documents filed at least 180 days prior to the date hereof, none of the executive officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as executive officers and directors and for purchases of goods in the ordinary course of business from the Company's catalogs or websites), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such executive officer or director has a substantial interest or is an officer, director, trustee or partner.

        6.     Conditions of Parties' Obligations.

               6.1 Conditions of the Purchaser's Obligations. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchaser.

               (a) Covenants; Representations and Warranties. (i) The Company shall have performed in all material respects each of its obligations hereunder required to be performed by it at or prior to the Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, entered, issued and applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would have a Material Adverse Effect at or after the Closing Date.

               (c) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and the Purchaser shall have received confirmation from the Secretary of State of the State of Delaware that such filing has occurred.

               (d)   Intentionally Omitted.

               (e) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive

Officer, certifying the satisfaction of the conditions specified in paragraphs
(a), (b) and (h) of this Section 6.1 and 6.2.

               (f) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement.

               (g) Stock Certificates. The Company shall have executed and delivered to the Purchaser the Preferred Stock Certificates (in such denominations as the Purchaser shall request) for the Shares.

               (h) Absence of Material Changes. Since March 25, 2000, no material adverse change in the Company's business shall have occurred.

               (i) Good Standing Certificate. The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware as of a date within one Business Day of the Closing Date and for each United States Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within fifteen days of the Closing Date.

               (j) Filings. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

               (k) Other Documents. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchasers or their counsel may reasonably request at least two days prior to the Closing Date.

               (l) Supporting Documents. The Purchaser shall have received the following:

                      (i) A favorable opinion from Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, dated the Closing Date, with respect to: (A) the Company's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement and each of the Transaction Documents; (C) the validity and enforceability of the Transaction Documents; (D) no conflicts of the Transaction Documents with the charter or bylaws of the Company, any material contract listed on Schedule 5.13, any applicable laws or any judgment, order or decree known to such counsel to be applicable to the Company or any Subsidiary; (E) the Company's authorized capitalization and the due authorization of the Shares and that the Shares are validly issued, fully paid and non-assessable; (F) the due authorization of the Additional Securities and upon issuance thereof in accordance with the Certificate of Designations that such shares will be validly issued, fully paid and nonassessable; (G) the issuance and sale of the Series A Preferred Stock as exempt transactions under the Securities Act; (H) no threatened or pending legal or governmental investigations, actions, suits or proceedings against or affecting the Company or any Subsidiary known to such counsel which could have a Material Adverse Effect; (I) except as have been obtained, no licenses, permits, certificates, consents, orders, approvals and other authorizations from governmental authorities (collectively, "Governmental Approvals") necessary to own or lease properties of the Company and to carry on the Company's business as conducted on the date hereof; and (J) no Governmental Approvals required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents;

                      (ii) Copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing and approving the filing of the Certificate of Designations, the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

                      (iii) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company and (B) further certifying that the Certificate of Incorporation and By-laws of the Company delivered to the Purchaser at the time of the execution of this Agreement pursuant to Section 5.31 hereof have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate of Designations; and

                      (iv) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, may reasonably request at least two days prior to the Closing Date.

               (m) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents, to issue the Series A Preferred Stock and the Additional Securities, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, the Series A Preferred Stock, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

               6.2 Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of any provision of any applicable law or regulation, or any judgment, injunction, order or decree prohibiting or enjoining the transactions contemplated by this Agreement or by the Transaction Documents.

        7. Covenants of the Company. The Company agrees that the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following as long as the Purchaser continues to hold at least 140,000 shares of the Series A Preferred Stock:

               7.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

               7.2 Maintain Insurance. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

               7.3    Information Rights.

               (a) Access to Records. The Company shall, and shall cause each Subsidiary to, afford to the Purchaser, the Affiliates of the Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives (collectively with the affiliates of the Purchaser, the "Representatives"), during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and all officers and employees of the Company and such Subsidiaries.

               (b) Basis in erizon and Brands. The Company shall provide the Purchaser with accurate documentation detailing its basis in each of its web services division (erizon, Inc., a Delaware corporation) and brand marketing division (Hanover Brands, Inc., a Delaware corporation), including any inter-company balances, as of the fiscal year ended December 25, 1999.

               (c) Reporting Status. Until the later of (i) the date which is one year after the date as of which the Purchaser may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) and (ii) the date which is five (5) years from the Closing Date (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the Securities Act, and the Company shall not terminate its status as an issuer required to file reports under the Securities Act even if the Securities Act or the rules and regulations thereunder would otherwise permit such termination without the consent of the Purchaser.

               (d) Financial Reports. The Company agrees to send the following to the Purchaser during the Reporting Period: (i) after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to the Purchaser by facsimile within 3 days of the day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all public relations and investor relations press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

               (e) Filings; Other Action. The Company shall cooperate with the Purchaser in (x) determining whether any other filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals. The Company shall take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

               7.4 Notice of Litigation, Disputes and Adverse Changes; Other Information. Promptly notify the Purchaser of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted) having a claim for damages of $500,000 or more, or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

               (b) Promptly provide the Purchaser with such other information relating to the Company as reasonably requested by the Purchaser.

               7.5 Internal Accounting Controls. Maintain a system of internal accounting controls administered in accordance with Section 13(b)(2) of the Exchange Act.

               7.6 Conduct of Business. Conduct its business in accordance with all applicable provisions of federal, state, local and foreign law.

               7.7 Compliance with Certificate of Incorporation and By-laws. Perform and observe all of its obligations to the holders of all of its securities set forth in the Company's Certificate of Incorporation and By-laws.

               7.8 Use of Proceeds. The Company will use the proceeds to the Company from the sale of the Series A Preferred Stock for the purposes summarized on Schedule 7.8 hereto.

               7.9 Advice of Changes; Filings. The Company shall confer with the Purchaser on a regular and frequent basis as reasonably requested by the Purchaser, orally and, if requested by the Purchaser, in writing, with regard to any change that has had a Material Adverse Effect with respect to the Company or its Affiliates. The Company shall promptly provide to the Purchaser (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               7.10 Withholding Taxes. The company undertakes to pay all amounts payable with respect to the Series A Preferred Stock, including without limitation dividends thereon or payments upon redemption thereof, free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax payments in respect of the Series A Preferred Stock (all such present or future taxes, duties, levies, assessments being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable in respect of the Series A Preferred Stock (i) the sum payable shall be increased as necessary so that after making all required deductions the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Company shall furnish the Purchaser, at its address referred to in Section 13.2 hereof, with the original or a certified copy of a receipt evidencing payment thereof. The Purchaser undertakes to supply the Company with such documentation as it reasonably may request to justify the lowest possible withholding rate under the US Internal Revenue Code or the applicable income tax treaty including, without limitation, Form W-8BEN.

        8. Indemnification. The Company shall indemnify, save and hold harmless the Purchaser, its directors, officers, employees, partners, representatives and agents from and against (and shall promptly reimburse such indemnified persons for) any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from claims, actions, suits, proceedings or similar claims by any person or entity (other than the purchaser) associated or relating to the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent that it is determined by a nonappealable final judgement that the Purchaser (or such other indemnified party) breached its fiduciary duty to the Company under the Delaware General Corporation Law. The Company shall be entitled to assume the defense of such claim; provided, that the Purchaser (and the other indemnified parties) shall have the right to retain their own counsel, at the Company's expense, if representation of the Company and the indemnified parties would be inappropriate due to actual or potential differing interests between them. The Purchaser shall not settle any such claim without the prior consent of the Company (which consent shall not be unreasonably withheld). This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement or the other Transaction Documents.

        9.     Restrictive Legend.   The Purchaser acknowledges that each
certificate evidencing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

        10.    Registration, Transfer and Substitution of Certificates for
Shares.

               10.1 Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Series A Preferred Stock. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

               10.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities, and, in the case of any such loss, theft or destruction, upon delivery of indemnity bond reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Securities of like tenor.

        11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

               Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with United States generally accepted accounting principles. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

               "Additional Securities" has the meaning assigned to it in
Section 5.2 hereof.

               "Affiliate" and "Associate" have the respective meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "Agreement" means this Securities Purchase Agreement.

               "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

               "By-Laws" has the meaning assigned to it in Section 5.8 hereof.

               "Certificate of Designations" has the meaning assigned to it in
Section 1 hereof.

               "Certificate of Incorporation" has the meaning assigned to it in
Section 5.8 hereof.

               "Closing" has the meaning assigned to it in Section 3 hereof.

               "Closing Date" has the meaning assigned to it in Section 3 hereof.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Common Stock" has the meaning assigned to it in Section 5.1(a) hereof.

               "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.

               "Congress Facility" means the Loan and Security Agreement dated as of November 14, 1995 by and among Congress Financial Corporation, a California corporation ("Congress Financial Corporation"), and Hanover Direct Pennsylvania, Inc., Brawn of California, Inc., Tweeds, Inc., LWI Holdings, Inc., Aegis Catalog Corporation, Hanover Direct Virginia, Inc., and Hanover Realty, Inc., as subsequently amended.

               "Employee Benefit Plans" has the meaning assigned to it in
Section 5.23(a) hereof.

               "Encumbrances" has the meaning assigned to it in Section 5.2 hereof.

               "Environmental Law" has the meaning assigned to it in Section
5.26 hereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "executive officer" has the meaning assigned to such term in Rule 501(f) of the Securities Act.

               "GAAP" means U.S. generally accepted accounting principles consistently applied.

               "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

               "Intellectual Property" has the meaning assigned to it in
Section 5.11 hereof.

               "Material Adverse Effect" has the meaning assigned to it in
Section 5.3 hereof.

               "material adverse change" means any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, properties, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole (including but not limited to any development that would indicate that the Company would not be able to meet its debts as they become due or that calls in to question the Company's ability to continue as a going concern or any public statement by the Company that indicates, suggests or implies the same).

               "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

               "Purchase Price" has the meaning assigned it in Section 2 hereof.

               "Purchaser" has the meaning assigned it in the introductory paragraph of this Agreement.

               "Richemont Lines of Credit" means (i) the Unsecured Line of Credit & Promissory Note for $25,000,000 dated as of March 1, 2000 between the Purchaser as the lender and the Company as borrower and (ii) the Unsecured Line of Credit and Revolving Note for $10,000,000 pursuant to the Credit Agreement dated as of March 24, 2000 between the Purchaser as the lender and the Company as borrower.

               "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit B.

               "SEC" means the U.S. Securities and Exchange Commission.

               "SEC Documents" has the meaning assigned to it in Section 5.7 hereof.

               "Securities" has the meaning assigned to it in Section 1 hereof.

               "Securities Act" has the meaning assigned to such term in
Section 4.4 hereof.

               "Series A Preferred Stock" has the meaning assigned to such term in Section 1 hereof.

               "Shares" has the meaning assigned to such term in Section 1 hereof.

               "Subsidiary" means any corporation, association, business trust, limited liability company, partnership or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

               "Taxes" has the meaning assigned to such term in Section 7.10 hereof.

               "Transaction Documents" has the meaning assigned to such term in
Section 5.3 hereof.

        12.    Enforcement.

               12.1 Remedies at Law or in Equity. If any representation or warranty made by or on behalf of any party hereto, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant made by a party hereto shall be breached by such party in any material respect, the other party or parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, the Certificate of Designations or any other Transaction Document or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, any other Transaction Document or the Certificate of Designations, or to enforce any other legal or equitable right of such party, or to take any one or more of such actions.

               In the event the Purchaser brings such an action against the Company, or the Company brings an action against the Purchaser, arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or any other Transaction Document including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

               12.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

        13.    Miscellaneous.

               13.1 Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser (a) the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Purchaser and the Company.

               The foregoing notwithstanding, no such waiver or supplemental agreement shall (a) affect any of the rights of any holder of a Security created by the Certificate of Designations, or by the Delaware General Corporation Law without compliance with all applicable provisions of the Certificate of Designations, and the Delaware General Corporation Law.

               Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.1.

               13.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

               (a)           If to the Purchaser:
                             Richemont Finance S.A.
                             35 Boulevard Prince Henri
                             L 1724 Luxembourg
                             Attention: Mr. Alan Grieve
                             Facsimile No.: 011-4141-711-7138


                      with a copy to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, NY 10036-6522
                             Attention:  Gregory A. Fernicola, Esq.
                             Facsimile No.: (212) 735-2000

               or      (b)  If to the Company:

                             Hanover Direct, Inc.
                             1500 Harbor Boulevard
                             Weehawken, New Jersey 07087
                             Attention: General Counsel
                             Facsimile No.: (201) 272-3199
                      with a copy to:

                             Brown Raysman Millstein Felder & Steiner LLP
                             120 West 45th Street
                             New York, NY 10036
                             Attention:  Sarah Hewitt, Esq.
                             Facsimile No.: (212) 840-2429

or at such other address as the Company, the Purchaser each may specify by written notice to the others in the manner specified herein, and each such notice, request, consent and other communication (including service of process pursuant to Section 13.10 hereof) shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

               13.3 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

               (a)    by mutual consent of the Purchaser and the Company; or

               (b) at the election of the Purchaser, if the Closing has not been consummated as of September 22, 2000; or

               (c) at the election of the Purchaser, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement.

               In the event that the Purchaser elects to terminate this Agreement pursuant to clause (b) or (c) of this Section 13.3, it shall give written notice of such termination to the Company in accordance with the provisions of Section 13.2.

               If this Agreement is terminated pursuant to Section 13.3, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 8, shall survive the termination hereof.

               13.4 Survival of Representations and Warranties, etc. The representations and warranties contained in (i) Sections 5.22 and 5.26 shall survive the Closing Date for the period of the statute of limitations applicable to a claim for breach of such representations and warranties, (ii) in Sections 5.1, 5.2 and 5.9 shall survive the Closing Date forever and (iii) all other sections of this Agreement shall survive through the second anniversary of the Closing Date. All statements contained in any certificate or schedule delivered or to be delivered to the Purchaser by or on behalf of the Company at the Closing pursuant to this Agreement shall constitute representations and warranties by the Company hereunder.

               13.5 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof, or of any other right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               13.6 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchaser and the successors of the Company, whether so expressed or not. The parties hereto acknowledge and agree that the Purchaser may transfer its interest in the Securities to any of its Affiliates at any time.

               13.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               13.8 Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               13.9 Termination of the Richemont Debt Facilities. The parties acknowledge that effective the Closing Date, all the credit arrangements including, but not limited to, the Richemont Lines of Credits by the Purchaser in favor of the Company or any of its Subsidiaries or affiliates shall be terminated and the Purchaser shall have no remaining obligations to any Person, with respect to any such credit arrangements.

               13.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

               13.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               13.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto; provided, no party shall be bound unless and until all parties have signed a counterpart hereof.

               13.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

               13.14 Best Efforts. The Company and the Purchaser shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, time being of the essence with respect to the Closing of the transactions contemplated hereby, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Agreement, all subject to the satisfaction of the conditions contained herein.

               13.15 Remedies. The Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               13.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                                    HANOVER DIRECT, INC.


                                    By:   /s/ Brian C. Harriss
                                         ---------------------------------------
                                         Name:  Brian C. Harriss
                                         Title: Senior Vice President



                                    RICHEMONT FINANCE S.A.



                                    By:   /s/ Jan DuPlessis
                                         ---------------------------------------
                                         Name:  Jan DuPlessis
                                         Title: Director

                                    By:   /s/ A GRIEVE
                                         ---------------------------------------
                                         Name:  A GRIEVE
                                         Title: DIRECTOR